Exhibit 10.26
CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 23, 2009, by and among WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as the arranger and administrative agent (“Agent”) for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto and REALPAGE, INC., a Delaware corporation (the “Borrower”).
     WHEREAS, Borrower, Agent, and Lenders are parties to that certain Credit Agreement dated as of September 3, 2009 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”);
     WHEREAS, Borrower desires to enter into a Parental Guaranty in favor of JPMorgan Chase Bank, N.A. dated on or around the date hereof in connection with the cash management services provided by JPMorgan Chase Bank, N.A. to RealPage Payment Processing (the “JPMorgan Guaranty”);
     WHEREAS, Borrower desires to pay a cash dividend to the holders of the Preferred Stock, some of which holders are Affiliates of Borrower, in an aggregate amount equal to $2,500,000 (the “Cash Dividend”);
     WHEREAS, in order to effect the Cash Dividend, Borrower must amend and file with the Office of the Secretary of State of the State of Delaware its Amended and Restated Certificate of Incorporation (“December 2009 Amended and Restated Certificate of Incorporation”); and
     WHEREAS, Borrower has requested that Agent and the Lenders (a) consent to Borrower’s (i) execution and delivery of the JPMorgan Guaranty, (ii) payment of the Cash Dividend and (iii) filing of the December 2009 Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware and (b) amend the Credit Agreement in certain respects.
     NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
     2. Consent. Subject to the terms and conditions set forth herein, Agent and Lenders hereby consent to Borrower’s (a) execution and delivery of the JPMorgan Guaranty, (b) payment of the Cash Dividend and (c) filing of the 2009 Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware; provided that (i) the Cash Dividend does not exceed $2,500,000 in the aggregate, (ii) the Cash Dividend is paid on or prior to December 31, 2009, (iii) no dividends in the form of Preferred Shareholder Notes are issued during Borrower’s fiscal year ending December 31, 2009 and (iv) the 2009 Amended and Restated Certificate of Incorporation filed with the Office of the Secretary of State of the State of Delaware is in the form attached hereto as Exhibit A. This is a limited consent and shall not, except as expressly set forth herein, be deemed to constitute a consent to or waiver of any Default, Event of Default or breach of the Credit Agreement or any other Loan Document or any other requirements of any provision of the Credit Agreement or any other Loan Document.
     3. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:
          (a) Section 7(c) of the Credit Agreement is hereby amended by deleting “$10,000,000” where it appears therein and substituting “$12,000,000” therefor.
          (b) Section 8 of the Credit Agreement is hereby amended by (i) deleting “or” where it appears at the end of Section 8.10, (ii) deleting “.” where it appears at the end of Section 8.11 and substituting “; or” therefor and (c) adding the following as a new Section 8.12:
     8.12 If (a) there is a default under any Payment Processing Cash Management Agreement (after giving effect to any applicable grace or cure period) involving an aggregate amount of $250,000 or more or (b) a demand for payment involving an amount, individually or in the aggregate, in excess of $250,000 is made under a Payment Processing Guaranty against any Loan Party.
          (c) Schedule 1.1 to the Credit Agreement is hereby amended to add the following definitions in the alphabetical location therefor:
     “Payment Processing Cash Management Agreement” means any agreement between RealPage Payment Processing and a financial institution pursuant to which such financial institution provides cash management services to RealPage Payment Processing (including without limitation deposit account services, fund transfer services, automated clearing house funds transfer services, intercompany sweep transfers and investment services).
     “Payment Processing Guaranty” means (a) that certain Continuing Guaranty dated as of January 18, 2007 executed by Borrower in favor of Wells Fargo Bank, National Association, (b) that certain Parental Guaranty dated on or around December 23, 2009 executed by Borrower in favor of JPMorgan Chase Bank, N.A. and (c) any other guaranty executed by Borrower or any other Loan Party in favor of a financial institution with respect to any Payment Processing Cash Management Agreement between RealPage Payment Processing and such financial institution (provided that this clause (c) shall not be deemed to constitute consent by Agent or any Lender to Borrower’s or such other Loan Party’s execution of any such guaranty).
          (d) The last two rows of Schedule 5.2 to the Credit Agreement are herby amended and restated in their entirety to read as follows:

Promptly after receipt thereof	(m) any notice of redemption received by Borrower from the requisite number of shareholders required to effect a mandatory redemption under Borrower’s Governing Documents,

(n) any notice of default under any Payment Processing Cash Management Agreement received by any Loan Party, and

(o) any demand for payment under a Payment Processing Guaranty received by any Loan Party.

Upon request by Agent
(p) Such other reports, including but not limited to a summary aging of the Borrower’s Accounts, and a summary aging, by vendor, of Borrower’s accounts payable, and any book overdrafts, and as to accrued but unpaid taxes, the Collateral or the financial condition of Borrower and its Subsidiaries, as Agent may reasonably request.

          (e) Schedule 6.12 to the Credit Agreement is replaced with Schedule 6.12 attached hereto.
     4. Continuing Effect. Except as expressly set forth in Section 2 and Section 3 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.
     5. Reaffirmation and Confirmation. Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.
     6. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent:
          (a) Agent shall have received three (3) original copies of this Amendment executed and delivered by Agent, the Lenders and the Loan Parties;
          (b) Agent shall have received such documents, agreements and instruments as may be reasonably required by Agent in connection with this Amendment, each in form and substance reasonably satisfactory to Agent; and

          (c) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.
     7. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders that:
          (a) After giving effect to this amendment, all representations and warranties contained in the Loan Documents to which such Loan Party is a party are true and correct in all material respects on and as of the date of this Amendment (except to the extent any representation or warranty expressly related to an earlier date and except to the extent that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or dollar thresholds in the text thereof);
          (b) No Default or Event of Default has occurred and is continuing; and
          (c) This Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms.
     8. Miscellaneous.
          (a) Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of Agent and the Lenders (including reasonable attorneys fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.
          (b) Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.
          (c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
     9. Release.
          (a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
          (b) Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
          (c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

REALPAGE, INC., a Delaware corporation
By:	/s/ Timothy J. Barker
	Name:	Timothy J. Barker
	Title:	EVP and CFO

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent and as a Lender
By:	/s/ Troy V. Erickson
	Name:	Troy V. Erickson
	Title:	Vice President

COMERICA BANK, a Texas Banking Association, as a Lender
By:	/s/ Charles Fell
	Name:	Charles Fell
	Title:	Vice President

CONSENT AND REAFFIRMATION
     Each Guarantor hereby (i) acknowledges receipt of a copy of the foregoing Consent and Third Amendment to Credit Agreement (the “Amendment”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amendment), (ii) consents to Borrower’s execution and delivery of the Amendment; (iii) agrees to be bound by the Amendment (including Section 9 thereof); (iv) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party except as expressly set forth therein; and (v) ratifies, affirms, acknowledges and agrees that each of the Loan Documents to which such Guarantor is a party represents the valid, enforceable and collectible obligations of such Guarantor, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other such Loan Document. Each Guarantor hereby agrees that the Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by such Guarantor in all respects. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that neither Agent nor any Lender has any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.
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OPSTECHTNOLOGY, INC., a Delaware corporation
By:	/s/ Timothy J. Barker
	Name:	Timothy J. Barker
	Title:	VP & Treasurer

MULTIFAMILY INTERNET VENTURES, LLC, a California limited liability company
By:	/s/ Timothy J. Barker
	Name:	Timothy J. Barker
	Title:	VP & Treasurer

STARFIRE MEDIA, INC., a Delaware corporation
By:	/s/ Timothy J. Barker
	Name:	Timothy J. Barker
	Title:	VP & Treasurer

REALPAGE INDIA HOLDINGS, INC., a Delaware corporation
By:	/s/ Timothy J. Barker
	Name:	Timothy J. Barker
	Title:	VP & Treasurer

A.L. WIZARD, INC.,
By:	/s/ Timothy J. Barker
	Name:	Timothy J. Barker
	Title:	VP & Treasurer

PROPERTYWARE, INC., a California corporation
By:	/s/ Timothy J. Barker
	Name:	Timothy J. Barker
	Title:	VP & Treasurer